Exhibit 99.1

BELLEROPHON THERAPEUTICS, INC. ANNOUNCES

$12 MILLION PUBLIC OFFERING

Warren, NJ – November 23, 2016 – (GLOBE NEWSWIRE) – Bellerophon Therapeutics, Inc. (Nasdaq: BLPH), a clinical-stage biotherapeutics company, today announced the pricing of a public offering with expected total gross proceeds of approximately $12 million. The offering is expected to close on or about November 29, 2016, subject to satisfaction of customary closing conditions.

The offering was priced at $0.70 per Class A Unit (consisting of one share of our common stock and a warrant to purchase one share of our common stock). Each warrant will have an exercise price per full share of common stock equal to $0.80, will be immediately exercisable and will expire five years from the date on which such warrant becomes exercisable.

H.C. Wainwright & Co. is acting as the exclusive placement agent in connection with the offering.

Bellerophon intends to use the net proceeds from the offering for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses and general and administrative expenses.

The securities are being offered pursuant to an effective registration statement on Form S-1 (File No. 333-214230) that was previously filed with the Securities and Exchange Commission (SEC). The securities may be offered only by means of a prospectus. The preliminary prospectus related to the offering has been filed with the SEC and a final prospectus related to the offering will be filed with the SEC on or about November 23, 2016. Copies of the preliminary prospectus and the final prospectus, when available, are on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., 430 Park Avenue, New York NY 10022, or e-mail placements@hcwco.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bellerophon

Bellerophon Therapeutics is a clinical-stage biotherapeutics company focused on developing innovative therapies at the intersection of drugs and devices that address significant unmet medical needs in the treatment of cardiopulmonary diseases. The Company is currently developing three product candidates under its INOpulse program, a proprietary pulsatile nitric oxide delivery device. The first is for the treatment of pulmonary arterial hypertension (PAH), for which the Company has commenced Phase 3 clinical trials in 2016. The second is for the treatment of pulmonary hypertension associated with chronic obstructive pulmonary disease (PH-COPD) and the third candidate is for the treatment of pulmonary hypertension associated with Idiopathic Pulmonary Fibrosis (PH-IPF) both of which are in Phase 2 development. For more information, please visit www.bellerophon.com.

Forward-Looking Statements

Any statements in this press release about Bellerophon’s future expectations, plans and prospects, including statements about the clinical development of its product candidates, regulatory actions with respect to the Company’s clinical trials and expectations regarding the sufficiency of the Company’s cash balance to fund clinical trials, operating expenses and capital expenditures, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, among others: risks impacting the Company’s ability to complete the public offering of its securities because of general market conditions or other factors, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary or interim results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, the FDA’s substantial discretion in the approval process, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of the Company’s most recent filings with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent Bellerophon’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

Contact:

At Bellerophon:	At Rx Communications Group:
Fabian Tenenbaum, Chief Executive Officer	Melody Carey (Investors/Media)
(908) 574-4767	(917) 322-2571